EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

EMRISE Corporation
Durham, NC
We hereby consent to the incorporation by reference in the Registration Statement (No. 333-152282, 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on Form S-8 of EMRISE Corporation of our report dated March 30, 2012, relating to the consolidated financial statements, which is incorporated by reference in this Annual Report on Form 10-K.

/s/BDO USA, LLP
Woodbridge, New Jersey
March 30, 2012